Henry Schiffer, C.P.A., a P.C.
315 South Beverly Drive, Suite 302
Beverly Hills, California 92012

October 5, 1999

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Internet Business's International, Inc. - Form
S-8

Dear Sir/Madame:

As a certified public accountant, I hereby consent to the incorporation by reference in this Form S-8
Registration Statement of my report dated September
22, 1999 in Internet Business's International, Inc.'s
Form 10-K for the fiscal year ended June 30, 1999, and to all references to my Firm included in this Registration Statement.

Sincerely,


/s/  Henry Schiffer
					Henry Schiffer, C.P.A